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                                                                     Exhibit 11



ClinTrials Research Inc.
Computation of Earnings per Common and Common Equivalent Share
(in thousands, except for earnings per share)


                                                             Three Months Ended
                                                                  June 30,
                                                               1995       1996
                                                              ------     ------
Net income                                                    $  817     $1,276
                                                              ======     ======
Average shares outstanding                                     8,770      8,862
Net effect of dilutive stock options - based on treasury
stock method using average market price                          288        346
                                                              ------     ------
Weighted average shares                                        9,058      9,208
                                                              ======     ======
Earnings per common and common equivalent share               $ 0.09     $ 0.14
                                                              ======     ======











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ClinTrials Research Inc.
Computation of Earnings per Common and Common Equivalent Share
(in thousands, except for earnings per share)


                                                               Six Months Ended
                                                                   June 30,
                                                                 1995     1996
                                                                ------    ------
Net income                                                      $1,538    $2,389
                                                                ======    ======
Average shares outstanding                                       8,775     8,877
Net effect of dilutive stock options - based on treasury
stock method using average market price                            269       336
                                                                ------    ------
Weighted average shares                                          9,044     9,213
                                                                ======    ======
Earnings per common and common equivalent share                 $ 0.17    $ 0.26
                                                                ======    ======